                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-101202 of CenterPoint Energy, Inc. on Form S-8 of our report dated February 28, 2003, May 9, 2003 as to "Certain Reclassifications and Other Items", described in Note 1, (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the distribution of Reliant Resources, Inc. and the change in method of accounting for goodwill and certain intangible assets) appearing in CenterPoint Energy, Inc.'s Current Report on Form 8-K dated May 12, 2003 and our report dated June 24, 2002 included in the Annual Report on Form 11-K of CenterPoint Energy, Inc.'s Savings Plan for the year ended December 31, 2001.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Houston, Texas
May 30, 2003